UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 2, 2022

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40715	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 Edina Industrial Blvd. Edina, Minnesota	55349
(Address of principal executive offices)	(Zip Code)

(952) 405-6216

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PETV	The Nasdaq Stock Market LLC
Warrants	PETVW	The Nasdaq Stock Market LLC

Explanatory Note

On March 8, 2022, PetVivo Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) with the Securities and Exchange Commission to report the voting results of the 2021 Annual Meeting of Stockholders (the “Annual Meeting”), including, among other matters, a non-binding advisory vote on the frequency of future non-binding advisory votes to approve executive compensation (“say-on-pay votes”). The sole purpose of this Current Report on Form 8-K/A is to disclose, pursuant to Item 5.07(d) of Form 8-K, the Board of Directors’ determination on the frequency of future say-on-pay votes. Except for the foregoing, this Current Report on Form 8-K/A does not modify or update any other disclosure contained in the Original Report, and this Current Report on Form 8-K/A should be read in conjunction with the Original Report.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(d)        A non-binding advisory vote was taken at the Annual Meeting on the frequency of future say-on-pay votes. Consistent with the recommendation of the Board of Directors (the “Board”), the Company’s stockholders cast the greatest number of votes in favor of holding future say-on-pay votes every three years. The Board has determined, consistent with the vote of the Company’s stockholders and in accordance with the Board’s previous recommendation, that the Company will continue to hold future say-on-pay votes every three (3) years until the next required vote on the frequency of say-on-pay votes is presented to stockholders. The next advisory vote regarding the frequency of say-on-pay votes is required to occur no later than the Company’s 2024 annual meeting of stockholders.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETVIVO HOLDINGS, INC.

Date: June 6, 2022	By:	/s/ John Lai
	Name:	John Lai
	Title:	Chief Executive Officer